SECOND AMENDMENT

SECOND AMENDMENT, dated as of June 30, 2005 (this “Second Amendment”), to the Amended and Restated Credit Agreement, dated as of November 12, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among General Growth Properties, Inc. (“Holdings”), GGP Limited Partnership (the “Partnership”), GGPLP L.L.C. (the “Company”; Holdings, the Partnership and the Company being referred to herein, collectively, as the “Borrowers”), the Lenders parties thereto, Banc of America Securities LLC, Credit Suisse First Boston, Lehman Brothers Inc. and Wachovia Capital Markets, LLC, as joint advisors, joint arrangers and joint bookrunners, Bank of America, N.A. and Credit Suisse First Boston, as syndication agents, Eurohypo AG, New York Branch, as documentation agent, Lehman Commercial Paper Inc., as Tranche B administrative agent (in such capacity, the “Tranche B Administrative Agent”), and Wachovia Bank, National Association, as general administrative agent (in such capacity, the “General Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Tranche B Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrowers have requested that the Credit Agreement be amended to provide for the Tranche B Term Loan Refinancing (as defined herein);

WHEREAS, the Lenders and the Tranche B Administrative Agent are willing to agree to such amendment to the Credit Agreement, subject to the terms and conditions set forth herein; and

WHEREAS, the Borrowers have asked each of Lehman Brothers Inc. and Credit Suisse to act as exclusive joint lead arrangers for this Second Amendment and each of Lehman Brothers Inc. and Credit Suisse has agreed to serve in such capacity;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Borrowers, the Lenders and the Tranche B Administrative Agent hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

2. Amendments to Section 1.1 (Definitions).

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new or substitute definitions, to appear in alphabetical order:

“Continuing Tranche B Term Loan Lender”: each Lender which holds an Original Tranche B Term Loan and which has a Replacement Tranche B Term Loan Commitment.

“Original Tranche B Term Loan”: a Tranche B Term Loan made to the Borrowers pursuant to this Agreement on the Closing Date.

“Original Tranche B Term Loan Commitment”: as to any Lender, the Tranche B Term Loan Commitment of such Lender in effect immediately prior to the Second Amendment Effective Date.

“Original Tranche B Term Loan Lender”: each Lender which holds an Original Tranche B Term Loan immediately prior to the Second Amendment Effective Date.

“Replacement Tranche B Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Replacement Tranche B Term Loan to the Borrowers hereunder in a principal amount not to exceed the amount agreed to by the Borrowers, the Tranche B Administrative Agent and such Lender. The original aggregate amount of the Replacement Tranche B Term Loan Commitments is $1,995,000,000.

“Replacement Tranche B Term Loan Lender”: each Lender which has a Replacement Tranche B Term Loan Commitment or which has made a Replacement Tranche B Term Loan.

“Replacement Tranche B Term Loan”: as defined in Section 2.1(a) hereof.

“Second Amendment”: the Second Amendment, dated as of June 30, 2005, to this Agreement.

“Second Amendment Effective Date”: the date on which the conditions precedent set forth in Section 7 of the Second Amendment shall have been satisfied, which date is June 30, 2005.

“Tranche B Term Loan”: prior to the Second Amendment Effective Date, an Original Tranche B Term Loan; and from and after the Second Amendment Effective Date, a Replacement Tranche B Term Loan.

“Tranche B Term Loan Commitment”: prior to the Second Amendment Effective Date, an Original Tranche B Term Loan Commitment; and from and after the Second Amendment Effective Date, a Replacement Tranche B Term Loan Commitment.

“Tranche B Term Loan Lender”: prior to the Second Amendment Effective Date, each Original Tranche B Term Loan Lender; and from and after the Second Amendment Effective Date, each Replacement Tranche B Term Loan Lender.

“Tranche B Term Loan Refinancing”: the refinancing in full of the outstanding Original Tranche B Term Loans with the proceeds of the Replacement Tranche B Term Loans.

(b) The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended by deleting the last row of the table contained therein and inserting in lieu thereof the following language:

	Base Rate Loans	Eurodollar Loans
“Tranche B Term Loan Facility	1.00%	2.00%”

3. Amendment to Section 2.1 (Term Loan Commitments). Section 2.1 of the Credit Agreement is hereby amended by deleting such Section and substituting therefor the following:

2.1 Term Loan Commitments. (a) Subject to the terms and conditions hereof, (i) the CMBS Bridge Loan Lenders severally agree to make term loans (each, a “CMBS Bridge Loan”) to the Borrowers on the Closing Date in an amount for each CMBS Bridge Loan Lender not to exceed the amount of the CMBS Bridge Loan Commitment of such Lender, (ii) the Tranche A Term Loan Lenders severally agree to make term loans (each, a “Tranche A Term Loan”) to the Borrowers on the Closing Date in an amount for each Tranche A Term Loan Lender not to exceed the amount of the Tranche A Term Loan Commitment of such Lender and (iii) the Replacement Tranche B Term Loan Lenders severally agree to make term loans (or, in the case of the Continuing Tranche B Term Loan Lenders, pursuant to clause (b), elect to convert Original Tranche B Term Loans) (each, a “Replacement Tranche B Term Loan”) to the Borrowers on the Second Amendment Effective Date in an amount for each Replacement Tranche B Term Loan Lender not to exceed the amount of the Replacement Tranche B Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13. The Original Tranche B Term Loans were made to the Borrowers on the Closing Date.

(b) In connection with the making of the Replacement Tranche B Term Loans pursuant to clause (a) above, by delivering written notice to the Tranche B Administrative Agent on or prior to the Second Amendment Effective Date, any Continuing Tranche B Term Loan Lender may elect to make all of such Lender’s Replacement Tranche B Term Loan requested by the Borrowers to be made on the Second Amendment Effective Date by converting all of the outstanding principal amount of the Original Tranche B Term Loans held by such Lender into Replacement Tranche B Term Loans in a principal amount equal to the amount of the loans so converted (each, a “Converted Original Tranche B Term Loan”). On the Second Amendment Effective Date, the Converted Original Tranche B Term Loans shall be converted for all purposes of this Agreement into Replacement Tranche B Term Loans, and the Tranche B Administrative Agent shall record in the Register the aggregate amounts of Converted Original Tranche B Term Loans converted into Replacement Tranche B Term Loans. Any written notice to the Tranche B Administrative Agent delivered by an applicable Lender pursuant to this Section shall specify the amount of such Lender’s Replacement Tranche B Term Loan Commitment and the principal amount of the Original Tranche B Term Loans held by such Lender that is to be converted into Replacement Tranche B Term Loans. Converted Original Tranche B Term Loans shall constitute Replacement Tranche B Term Loans for all purposes of this Agreement.

(c) The Tranche B Term Loan Refinancing shall not extinguish the Original Tranche B Term Loans; provided that the Original Tranche B Term Loans will be refinanced with the proceeds of the Replacement Tranche B Term Loans. Nothing herein contained shall be construed as a substitution or novation of the Original Tranche B Term Loans, which shall remain outstanding after the Second Amendment Effective Date as Replacement Tranche B Term Loans. Notwithstanding any provision of this Agreement, the provisions of Sections 2.19, 2.20, 2.21 and 10.5 as in effect immediately prior to the Second Amendment Effective Date will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Second Amendment Effective Date.

(d) The aggregate principal amount of all Tranche A Term Loans, all Revolving Credit Loans, all Swing Line Loans and all Letters of Credit outstanding under the Credit Agreement on the Second Amendment Effective Date shall continue to be outstanding.

(e) Each borrowing of Term Loans shall be made by Holdings, the Company or the Partnership or simultaneously by any of Holdings, the Company and the Partnership and shall be the separate obligation of the Borrower making such borrowing and not of the other Borrowers; provided, however, that pursuant to the Guarantee and Pledge Agreement, Holdings and the Partnership shall guaranty each other’s Obligations and the Obligations of the Company (so that (1) Holdings and the Partnership shall, as Guarantors, be liable, subject to the limitations set forth in the Guarantee and Pledge Agreement, for each others’ Obligations and (2) Holdings and the Partnership shall also, as Guarantors, be liable, subject to the limitations set forth in the Guarantee and Pledge Agreement, for the Obligations of the Company, but the Company shall not be liable for the Obligations of Holdings or the Partnership). The Term Loans have been allocated to and shall be borrowed by each Borrower set forth below on the Closing Date in the following amounts:

	CMBS Bridge Loans	Tranche A Term Loans	Tranche B Term Loans
Holdings	$404,173,759.00	$3,650,000,000	$2,000,000,000
Partnership	$222,247,872.30	$0	$0
Company	$518,578,368.70	$0	$0

The Replacement Tranche B Term Loans have been allocated to and shall be borrowed by each Borrower set forth below on the Second Amendment Effective Date in the following amounts:

Replacement Tranche B Term Loans
Holdings	$0
Partnership	$1,995,000,000
Company	$0

Notwithstanding anything herein to the contrary, the Partnership shall be permitted to assume all of the Term Loans made to Holdings on the Closing Date in a manner reasonably satisfactory to the Administrative Agent.

4. Amendment to Section 2.2 (Procedure for Term Loan Borrowing). Section 2.2 of the Credit Agreement is hereby amended by deleting such Section and substituting therefor the following:

2.2 Procedure for Term Loan Borrowing. The relevant Borrower shall deliver to the Tranche B Administrative Agent irrevocable notice (which notice must be received by the Tranche B Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Second Amendment Effective Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Second Amendment Effective Date, in the case of Base Rate Loans) requesting that the Replacement Tranche B Term Loan Lenders make the Replacement Tranche B Term Loans or convert the Original Tranche B Term Loans to Replacement Tranche B Term Loans on the Second Amendment Effective Date. Upon receipt of such notice the Tranche B Administrative Agent shall promptly notify each Replacement Tranche B Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Second Amendment Effective Date each Replacement Tranche B Term Loan Lender shall make available to the Tranche B Administrative Agent at the Funding Office an amount in immediately available funds equal to the Replacement Tranche B Term Loan or Replacement Tranche B Term Loans to be made by such Lender. The Tranche B Administrative Agent shall apply the amounts made available to the Tranche B Administrative Agent by the Replacement Tranche B Term Lenders to the repayment of principal of the Original Tranche B Term Loans.

5. Amendment to Section 4.16 (Use of Proceeds). Section 4.16 of the Credit Agreement is hereby amended by adding the following at the end thereof: “The Replacement Tranche B Term Loans shall be used for the Tranche B Term Loan Refinancing.”

6. Representations and Warranties. Holdings and the Partnership hereby confirm, reaffirm and restate the representations and warranties set forth in Section 4 of the Credit Agreement. Holdings and the Partnership represent and warrant that, after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing.

7. Effectiveness. This Second Amendment shall become effective as of the date set forth above (the “Second Amendment Effective Date”) upon the satisfaction of the following conditions precedent:

(a) Second Amendment. The Tranche B Administrative Agent shall have received this Second Amendment executed and delivered by the Tranche B Administrative Agent, the Borrowers and each Lender with a Replacement Tranche B Term Loan Commitment (or, in the case of any Lender, a lender addendum or joinder agreement in a form specified by the Tranche B Administrative Agent).

(b) Fees. The Lenders and the Tranche B Administrative Agent shall have received all fees required to be paid on or before the Second Amendment Effective Date, and all expenses required to be paid on or before the Second Amendment Effective Date for which invoices have been presented, including, without limitation, the reasonable fees and expenses of legal counsel, on or before the Second Amendment Effective Date.

(c) Security Documents. The Tranche B Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit A hereto, executed and delivered by an authorized officer of each Borrower and each other Loan Party.

(d) Tranche B Term Loan Refinancing. The Tranche B Term Loan Refinancing shall have been consummated or arrangements reasonably satisfactory to the Tranche B Administrative Agent shall have been made for the consummation thereof.

(e) Closing Certificate. The Tranche B Administrative Agent shall have received a certificate of each Borrower, dated the Second Amendment Effective Date, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments.

(f) Legal Opinions. The Tranche B Administrative Agent shall have received a legal opinion from counsel to the Borrowers in form and substance reasonably satisfactory to the Tranche B Administrative Agent.

8. Prepayment Notice. The Lenders hereby waive the requirements of the Credit Agreement to the extent, but only to the extent, the Credit Agreement requires more than one Business Day’s notice of repayment to be given in connection with the Tranche B Term Loan Refinancing.

9. Tranche B Term Loan Refinancing. The Borrowers hereby irrevocably direct the Tranche B Administrative Agent (a) to apply the proceeds of the Replacement Tranche B Term Loans being funded (and not being converted) immediately upon the receipt thereof to prepay the outstanding principal of the Original Tranche B Term Loans and (b) with respect to all Replacement Tranche B Term Loans being converted from Original Tranche B Term Loans, to take such action as is deemed necessary or appropriate to effectuate the conversion of such Original Tranche B Term Loans into Replacement Tranche B Term Loans in the manner described in paragraph (b) of Section 2.1 of the Credit Agreement as amended hereby. The Borrowers also agree to pay to the Tranche B Administrative Agent on the Second Amendment Effective Date by intrabank transfer of immediately available funds all accrued interest, fees and any other amounts owing in respect of the Original Tranche B Term Loans as of such date (including any amounts payable pursuant to Section 2.21 of the Credit Agreement as a result of the Tranche B Term Loan Refinancing, including as a result of the conversion of Original Tranche B Term Loans to Replacement Tranche B Term Loans).

10. Repricings of Replacement Tranche B Term Loans. For the avoidance of doubt, the Borrowers hereby acknowledge and agree that the Replacement Tranche B Term Loans are not permitted to be repriced or modified pursuant to the last paragraph of Section 10.1 of the Credit Agreement.

11. Continuing Effect of the Credit Agreement. This Second Amendment shall not constitute an amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrowers that would require a waiver or consent of the Lenders or any Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

12. Counterparts. This Second Amendment may be executed by the parties hereto in any number of separate counterparts (including facsimiled counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

13. GOVERNING LAW. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14. Expenses. Each Borrower (on a pro rata basis based on the maximum amount of the Commitments made available to it hereunder) severally agrees to pay or reimburse the Tranche B Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Second Amendment, including, without limitation, the fees and disbursements of counsel to the Tranche B Administrative Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GENERAL GROWTH PROPERTIES, INC.

By: /s/ Ron Gern

Name: Ron Gern Title: Senior Vice President

GGP LIMITED PARTNERSHIP By: General Growth Properties, Inc., its general partner

By: /s/ Ron Gern

Name: Ron Gern Title: Senior Vice President

GGPLP L.L.C. By: GGP Limited Partnership, its managing member By: General Growth Properties, Inc., general partner of GGP Limited Partnership

By: /s/ Ron Gern

Name: Ron Gern Title: Senior Vice President

LEHMAN COMMERCIAL PAPER INC., as Tranche B Administrative Agent and as a Lender

By: /s/ Craig Malloy

Name: Craig Malloy Title: Authorized Signatory